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                                                                    EXHIBIT 10.7

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                -----------------------------------------------

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of this 13th day of August 2001, between TECHNICAL COMMUNICATIONS CORPORATION ("Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), is made in reference to the following facts:

     A. Borrower previously entered into a Loan and Security Agreement with Coast dated July 31, 2000 (as amended, the "Loan Agreement") and related documents in connection therewith (as each may be amended, supplemented, replaced or modified from time to time, the "Loan Documents"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

     B. Borrower has caused an Event of Default under Paragraph 7 of Section 8.1 of the Loan Agreement as a result of the failure of Borrower to comply with Interest Coverage ratio.

     C. Borrower has requested certain modifications to the Loan Agreement.

     D. Coast is willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows:

     1. Financial and Other Covenants. Section 8.1 of the Loan Agreement is hereby amended in full and restated as follows:

"8.1   FINANCIAL AND OTHER COVENANTS:  Borrower shall at all times comply with the financial and other covenants set forth in the Schedule. Notwithstanding the foregoing, during the period beginning on the Amendment Effective Date and ending sixty days thereafter (the "Non-Compliance Period"), Borrower shall be permitted to borrow funds under this Agreement subject to the terms and conditions set forth in that certain Second Amendment to Loan and Security Agreement, without regard to compliance with either (i) paragraph 4 of Section
5.15 of the Schedule or (ii) paragraph 7 of Section 8.1 of the Schedule (collectively, the "Specified Covenants").

     2. Conditions Precedent to Borrowing During Non-Compliance Period. Coast shall not be obligated to make any Loans during the Non-Compliance Period unless each of the following conditions have been satisfied as determined by Coast in its sole and absolute discretion:

        (a) Borrower shall have delivered to Coast, on the Amendment Effective Date and each week thereafter, a certificate setting forth Borrower's borrowing base as of the date of delivery of such certificate;

        (b) Coast shall have received from Borrower a letter stating that Coast's subordination with respect to the account of the government of Egypt has been cancelled, no actions have been taken under the current subordination agreement with respect to such account and such account has not been sold, assigned or otherwise transferred; and

        (c) The aggregate amount of all Loans advanced during the Non-Compliance Period shall not exceed the lesser of (i) $600,000 and (ii) the projected cash-needs that were submitted to Coast as of August 8, 2001.

3. Covenants. Borrower hereby agrees that, during the Non-Compliance Period, it will at all times comply with the following covenants, as determined by Coast in its sole and absolute discretion:

        (a) Borrower shall deliver to Coast, on the Amendment Effective Date and each week thereafter, a certificate setting forth Borrower's borrowing base as of the date of such certificate; and

        (b) Borrower shall repay all Loans advanced during the Non-Compliance Period in full by no later than the final day of the Non-Compliance Period using Receivables from Borrower's contract with the government of Egypt.

4. Conditions Subsequent. If (i) any Loans advanced by Coast during the Non-Compliance Period remain outstanding after the final day of the Non-Compliance Period and (ii) Coast agrees, in its sole

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and absolute discretion, to permit such Loans to be outstanding after the Non-
Compliance Period or if Coast is willing to make any Loans to Borrower after the final day of the Non-Compliance Period, then Borrower agrees that, with respect to all such Loans, it must be in compliance with all financial and other covenants set forth in the Loan Agreement.

     5. Conditions Precedent. The amendments hereunder are conditioned upon Lender's receipt of a fully-executed copy of this Amendment, such date being the "Amendment Effective Date".

     6. Reaffirmation. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall govern.

     7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

     9. Attorneys' Fees; Costs. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

    10. Jury Trial Waiver. BORROWER AND COAST EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THIS AMENDMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR COAST, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND COAST.

"Borrower"                           "Coast"

TECHNICAL COMMUNICATIONS             COAST BUSINESS CREDIT,
CORPORATION                            a division of Southern Pacific Bank


By:       /s/ Carl H. Guild Jr.      By:       /s/ Lawrence J. Placek
          ---------------------                -------------------------
Name:     Carl H. Guild Jr.          Name:     Lawrence J. Placek
          ---------------------                -------------------------
Title:    President & CEO            Title:    Sr. Vice President
          ---------------------                -------------------------


          Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Continuing Guaranty executed by it in favor of Coast shall remain in full force and effect in accordance with its terms.

TCC INVESTMENT CORPORATION           TCC FOREIGN SALES CORPORATION

By:  /s/ Carl H. Guild Jr.           By:  /s/ Carl H. Guild Jr.
     -------------------------            ---------------------------
Its:    President                    Its:    President
     -------------------------            ---------------------------

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